EXHIBIT 5

                             JOINT FILING AGREEMENT,

                           DATED AS OF AUGUST 18, 2000

            In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing of AT&T Corp., a New York corporation and ITelTech, LLC, a Delaware limited liability company on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, par value $0.01 per share, of Net2Phone, Inc., a Delaware corporation and that this Joint Filing Agreement be included as an Exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 18 day of August 2000.



                                          AT&T CORP.


                                          By: /s/ Robert S. Feit
                                             --------------------------------





                                          ITELTECH, LLC


                                          By: /s/ Robert S. Feit
                                              -------------------------------